Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 19, 2024, relating to the consolidated financial statements of HEICO Corporation and the effectiveness of the HEICO Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

April 17, 2025